INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION

7/1/2025 - 7/1/2026

Premium for $44M bond coverage limit ($54,574 + $33,862)	88,436.00
Allocation: 13% VP Distributors	11,496.68
12% Virtus Fund Services	10,612.32
26% Investment Advisors	22,993.36	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	884.36
48% Mutual Funds	42,449.28	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 6-30-2025	% of (48%) Total	Total Allocated Premium
Virtus Alternative Solutions Trust	1,516,435,088.61	0.024552	1,042.20
Virtus Asset Trust	6,051,299,641.14	0.097973	4,158.88
Virtus Equity Trust	12,873,225,656.68	0.208423	8,847.39
Virtus Event Opportunities Trust	255,205,599.78	0.004132	175.40
Virtus Investment Trust	10,499,785,686.77	0.169996	7,216.20
Virtus Opportunities Trust	9,985,909,577.97	0.161676	6,863.02
Virtus Strategy Trust	2,798,902,898.48	0.045315	1,923.60
Virtus Variable Insurance Trust	817,662,957.99	0.013238	561.96
The Merger Fund ®	2,558,625,218.94	0.041425	1,758.47
The Merger Fund ® VL	26,727,149.92	0.000433	18.37
Virtus Managed Account Completion Shares (MACS) Trust	160,841,756.18	0.002604	110.54
DNP Select Income Fund, Inc. (DNP)	4,564,332,859.49	0.073898	3,136.93
DTF Tax Free Income, Inc. (DTF)	87,240,558.00	0.001412	59.96
Duff & Phelps Global Utility and Infrastructure Fund, Inc. (DPG)	664,338,380.89	0.010756	456.58
Virtus Global Multi-Sector Income Fund (VGI)	132,866,234.12	0.002151	91.32
Virtus Total Return Fund Inc. (ZTR)	557,512,548.22	0.009026	383.16
ETFis Series Trust I	3,014,826,726.73	0.048811	2,072.00
Virtus ETF Series Trust II	737,916,875.08	0.011947	507.15
Virtus Artificial Intelligence & Technology Opportunities Fund (AIO)	943,093,304.50	0.015269	648.16
Virtus Convertible & Income Fund (NCV)	554,649,640.17	0.008980	381.19
Virtus Convertible & Income Fund II (NCZ)	423,671,086.14	0.006859	291.18
Virtus Diversified Income & Convertible Fund (ACV)	346,238,414.56	0.005606	237.96
Virtus Equity & Convertible Income Fund (NIE)	726,289,349.24	0.011759	499.16
Virtus Dividend, Interest & Premium Strategy Fund (NFJ)	1,303,209,057.25	0.021099	895.66
Virtus Stone Harbor Emerging Markets Income Fund (EDF)	164,199,848.31	0.002658	112.85

Total	61,765,006,115.16	100.00%	42,449.28

INVESTMENT ADVISER	Gross Assets by Adviser as of 6-30-2025	% of (26%) Total	Allocated Premium
Virtus Investment Advisers, LLC.	14,405,547,238.36	0.233232	5,362.78
Ceredex Value Advisors LLC	2,251,285,208.72	0.036449	838.09
Duff & Phelps Investment Management Co.	7,313,521,698.07	0.118409	2,722.62
Kayne Anderson Rudnick Investment Management, LLC	15,207,562,579.04	0.246216	5,661.34
Newfleet Asset Management, a division of Virtus Fixed Income Advisers, LLC	7,964,425,670.65	0.128947	2,964.93
NFJ Investment Group, LLC	2,678,563,588.24	0.043367	997.15
Seix Investment Advisors, a division of Virtus Fixed Income Advisers, LLC	3,084,148,253.86	0.049934	1,148.14
Silvant Capital Management LLC	2,349,671,414.95	0.038042	874.72
Sustainable Growth Advisers, LP	1,245,556,055.20	0.020166	463.69
Stone Harbor Investment Partners, a division of Virtus Fixed Income Advisers, LLC	503,523,180.81	0.008152	187.45
Westchester Capital Management, LLC / Westchester Capital Partners, LLC	2,840,557,968.64	0.045990	1,057.46
AlphaSimplex Group LLC / AlphaSimplex GP, LLC (Virtus Alternative Investment Advisers, LLC)	1,454,700,231.60	0.023552	541.54
Virtus Systematic team of Virtus Investment Advisers, LLC	318,432,484.80	0.005156	118.54
Virtus Multi-Asset team of Virtus Investment Advisers, LLC	147,510,542.22	0.002388	54.91

Total	61,765,006,115.16	100.00%	22,993.36